EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT







    We consent to the incorporation by reference in Automatic Data Processing, Inc.'s Registration Statement Nos. 33-45150, 33-52876, 33-55909, 33-57207,
    33-58165, 33-61629, 333-01839, 333-02331, 333-12767, 333-15103, 333-29713,
    333-48493, 333-57075, 333-80237, 333-79749, 333-72497, 333-31058, 333-42294
    and 333-68030 on Form S-3, Registration Statement No. 333-72023 on Form S-4, and Registration Statement Nos. 33-24987, 33-25290, 33-38338, 2-75287,
    33-38366, 33-38365, 33-46168, 33-51979, 33-51977, 33-52629, 33-56419,
    33-56463, 333-10281, 333-10279, 333-10277, 333-13945, 333-50123, 333-84647,
    333-81725, 333-74265, 333-33258, 333-69020, 333-75468 and 333-9054 on Form
    S-8 of our reports dated August 12, 2002, included in and incorporated by reference in this Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 2002.


    /s/ Deloitte & Touche LLP
    -------------------------
    New York, New York
    September 16, 2002

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